Exhibit 10.20

Lockup Release Agreement

THIS AGREEMENT (this “Agreement”) is made and entered into as of October 10, 2024 by and among:

Eadwacer Holdings, LLC (“Eadwacer”)

and

Damon Motors Inc. (“Damon”)

and

Grafiti Holding Inc. (“Grafiti”)

Eadwacer and Damon are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS:

A.	Damon Motors Inc. is a party to a business combination agreement dated October 23, 2023 (as amended on June 18, 2024 and September 26, 2024, and as may be further amended, restated, supplemented or otherwise modified from time to time) (the “Business Combination Agreement”).

B.	Eadwacer and Timothy Main are the holders of certain securities of Damon (collectively, the “Damon Securities”) as of the date hereof, which include for greater certainty:

Holder	Security
Eadwacer Holdings, LLC	$150,000 convertible promissory note
Timothy Main	$1,500,000 convertible promissory note

C.	Eadwacer is expected to enter into a purchase agreement pursuant to which Eadwacer will purchase a convertible promissory note of Damon with a principal amount of $500,000 (the “Note”).

D.	Upon the closing of the business combination contemplated in the Business Combination Agreement and pursuant to the terms of the plan of arrangement contemplated thereunder (the “Plan”), the Damon Securities and the Note will be exchanged for common shares (the “Resulting Issuer Shares”) of Grafiti.

E.	Under the terms of the Plan, some or all of the Resulting Issuer Shares will be subject to a lockup restriction (the “Lockup”) whereby:

i.	Subject to the prior approval of Grafiti, 40% of the Resulting Issuer Shares shall not be transferred prior to the 90th day following the closing date under the Business Combination Agreement (the “Closing Date”); and

ii.	Subject to the prior approval of Grafiti, an additional forty percent (40%) of the Resulting Issuer Shares shall not be transferred prior to the 180th day following the Closing Date,

subject to the provisions of the Plan.

F.	As part of the consideration for Eadwacer purchasing the Note, Eadwacer has requested that any Resulting Issuer Shares that would have been subject to Lockup be released from the Lockup immediately following the Closing Date.

NOW THEREFORE this Agreement witnesses that in consideration of the mutual covenants hereafter contained, the parties hereto covenant and agree with each other effective the day first written above, as follows:

1.	Grafiti and Damon hereby agree to remove all contractual restrictions associated with the Lockup in respect of any Resulting Issuer Shares which may be subject to Lockup immediately following the Closing Date.

2.	All currency amounts herein are expressed in U.S. Dollars.

3.	This Agreement may be executed in one or more counterparts by the Parties hereto and may be delivered via email, DocuSign or other functionally equivalent means of electronic communication. Each such executed counterpart shall be deemed to be an original and all such counterparts together shall constitute one agreement.

4.	This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

5.	This Agreement shall be governed by, construed and enforced in accordance with the Laws of the Province of British Columbia and the federal Laws applicable therein, without regard to any choice of law or conflict of laws principles thereof that would cause the application of the Law of any jurisdiction other than the Province of British Columbia. Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

GRAFITI HOLDING INC.

By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	CEO

Name:
Title:

EADWACER HOLDINGS, LLC

By:	/s/Chris Finn
Name:
Title:

Name:
Title:

DAMON MOTORS INC.

By:	/s/ Jay Giraud
	Name:	Jay Giraud
	Title:	CEO

By:
Name:
Title:

Acknowledged by Timothy Main

/s/ Tim Main
TIMOTHY MAIN

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